Exhibit 99.1

Contact:
Jay Bullock
Chief Financial Officer
441.278.3727

ARGO GROUP ANNOUNCES RECORD 2009 FINANCIAL RESULTS

Book value per share up 18.5%; record annual highs reported in premiums, revenue and pre-tax operating earnings.

HAMILTON, Bermuda (Feb. 18, 2010) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the year and three months ended Dec. 31, 2009.

Highlights for the year ended Dec. 31, 2009:
•	Gross written premiums increased 24.2 percent to $2.0 billion versus $1.6 billion last year;
•	Total revenue increased 23.7 percent to $1.5 billion compared to $1.2 billion in 2008;
•	Net income increased 87 percent to $117.5 million or $3.81 per diluted share from $62.9 million or $2.05 per share for 2008;
•
Net pre-tax operating income, or pre-tax income before net realized investment gains and losses, impairment of intangible asset charges and foreign currency exchange gains and losses, grew to a record $164.8 million compared with $122.0 million in the prior year;

•	Net after-tax operating income per share was $4.28, compared to $3.17 per share in the prior year;
•
Book value per share (BVPS) increased 18.6 percent in 2009, to $52.36 at Dec. 31, 2009, an all-time high.  BVPS has increased 16.0 percent since 2007.  BVPS grew at a compound average growth rate (CAGR) of 12.2 percent for the past seven years; tangible BVPS grew at a15.8 percent CAGR over the same seven-year period.

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Argo House         T 441 296 5858
110 Pitts Bay Road                F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

Highlights for the three months ended Dec. 31, 2009:
•	Gross written premiums increased 9.3 percent to $415 million from $380 million in the year-ago quarter;
•	Total revenue increased 12.9 percent to $391 million compared to $346 million for the three months ended Dec. 31, 2008;
•	Net income was $41.0 million or $1.33 per diluted share versus $11.8 million or $0.38 per diluted share for the fourth quarter of 2008;
•
Net pre-tax operating income, or pre-tax income before net realized investment gains and losses, impairment of intangible asset charges and foreign currency exchange gains and losses, was $39.4 million versus $35.9 million in the last three months of 2008;

•	Net after-tax operating income per share was $1.02, up from $0.94 per share in the prior year quarter.

Argo Group’s Chief Executive Officer, Mark E. Watson III, said, “Our record 2009 results and continued growth in book value per share reflect the benefit of our diversified business platform, which affords us maximum flexibility in deploying capital.  Looking ahead, what’s most exciting is that we are beginning to leverage the entire potential of our international platform through higher margin opportunities worldwide. We believe this platform differentiates Argo Group in the specialty insurance market.”

FINANCIAL RESULTS

For the year ended Dec. 31, 2009

For 2009, Argo Group reported net income of $117.5 million or $3.81 per diluted common share.  Net operating income for 2009 was $131.8 million or $4.28 per share.  By comparison, 2008 produced net income of $62.9 million or $2.05 per diluted common share.  Net operating income for 2008 was $97.6 million or $3.17 per share.  The differences between net income and net operating income in 2009 include the following: 1) realized investment losses of $16.7 million pre-tax associated with the Company’s investment portfolio; 2) foreign currency exchange gains of $0.2 million pre-tax; and 3) impairment of intangible assets of $5.9 million. (See the complete reconciliation in the attached tables.)  Included in the results for the year ended Dec. 31, 2009 and 2008, respectively, is favorable prior year loss development of $6.3 million and $61.2 million.  In addition, $24.1 million of favorable prior year premium development was realized in 2009.

Total revenue in 2009 was $1.5 billion versus $1.2 billion for 2008.  Earned premiums for 2009 and 2008, respectively, were $1.4 billion and $1.1 billion.  Net investment income for the years ended Dec. 31, 2009 and 2008 was $145.5 million and $150.2 million, respectively.  Net losses on sales of investments and other than temporary impairment charges amounted to $16.7 million and $35.1 million, respectively, for the years ended Dec. 31, 2009 and 2008.

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The Group combined ratio for the year ended Dec. 31, 2009, was 96.9 percent versus 100.5 percent for 2008.  Argo Group’s 2009 combined ratios in each business segment were as follows: Excess & Surplus Lines at 99.6 percent; Commercial Specialty at 95.6 percent; Reinsurance at 52.3 percent; and International Specialty at 95.8 percent.

At Dec. 31, 2009, the investment portfolio totaled $4.3 billion with a net pre-tax unrealized gain of approximately $167.9 million, an increase of approximately $170.5 million since Dec. 31, 2008.

For the three months ended Dec. 31, 2009

For the fourth quarter of 2009, net income was $41.0 million or $1.33 per diluted share.  Net operating income was $31.5 million or $1.02 per share.  By comparison, the fourth quarter of 2008 produced net income of $11.8 million or $0.38 per diluted share.  The three months ended Dec. 31, 2008 produced net operating income of $28.7 million or $0.94 per diluted share.  The differences between net income and net operating income for the three months ended Dec. 31, 2009, include the following: 1) realized gains of $3.6 million pre-tax associated with the Company’s investment portfolio; and 2) foreign currency exchange gains of $8.1 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended Dec. 31, 2009 and 2008, respectively, is favorable prior year loss development of $16.3 million and $34.6 million.  In addition, $1.3 million of favorable prior year premium development was realized in the fourth quarter.

Total revenue in the fourth quarter of 2009 was $391.0 million versus $346.4 million in the same three-month period in 2008.  Earned premiums for the fourth quarter of 2009 were $352.1 million compared to $323.7 million for the fourth quarter of 2008.  Net investment income for the three months ended Dec. 31, 2009 and 2008, was $32.4 million and $36.8 million, respectively. Net realized gains and losses on sales of investments and other than temporary impairment charges were gains of $3.6 million and losses of $16.8 million for the three months ended Dec. 31, 2009 and 2008, respectively.

The Group combined ratio for the fourth quarter of 2009 was 97.2 percent versus 98.6 percent for the same period in 2008.  Argo Group’s 2009 fourth quarter combined ratios for each business segment were as follows: Excess & Surplus Lines at 109.3 percent; Commercial Specialty at 95.2 percent; Reinsurance at 44.0 percent; and International Specialty at 90.3 percent.

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SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For 2009, gross written premiums for E&S totaled $642.3 million, resulting in pre-tax operating income of $64.7 million.  This compares to gross written premiums of $684.3 million and pre-tax operating income of $98.3 million in 2008.  The combined ratios for 2009 and 2008, respectively, were 99.6 percent and 93.3 percent.  The underwriting results for the year ended Dec. 31, 2009, include favorable prior year loss development of $15.4 million, compared to favorable prior year loss development of $39.6 million for the year ended Dec. 31, 2008.  Results for the year in the E&S Segment continue to reflect highly competitive market conditions.

For the fourth quarter of 2009, gross written premiums for E&S totaled $155.7 million, resulting in pre-tax operating income of $1.1 million.  This compares to gross written premiums of $167.4 million and pre-tax operating income of $31.7 million in the fourth quarter of 2008.  The combined ratios for the fourth quarter periods of 2009 and 2008, respectively, were 109.3 percent and 88.7 percent.  The underwriting results for the fourth quarters of 2009 and 2008 include favorable prior year loss development of $5.7 million and $17.0 million, respectively.

Commercial Specialty – For 2009, gross written premiums for Commercial Specialty were $475.7 million, generating pre-tax operating income of $45.8 million, compared to gross written premiums of $510.9 million and pre-tax operating income of $43.0 million in 2008.  The combined ratios for 2009 and 2008, respectively, were 95.6 percent versus 96.5 percent.  The underwriting results for 2009 and 2008 include favorable prior year loss development of $3.7 million and $8.2 million, respectively.  Results for the year in the Commercial Specialty Segment reflect a highly competitive market and the exiting of certain classes of business.

During the fourth quarter of 2009, gross written premiums for Commercial Specialty were $95.8 million, generating pre-tax operating income of $11.3 million.  This compares to 2008 fourth quarter gross written premiums of $105.5 million and pre-tax operating income of $17.7 million.  The combined ratio for the 2009 fourth quarter was 95.2 percent versus a 2008 fourth quarter combined ratio of 89.4 percent.  The underwriting results for the fourth quarter of 2009 include favorable prior year loss development of $5.9 million versus $9.6 million for the fourth quarter of 2008.

Reinsurance – For 2009, gross written premiums for Reinsurance were $162.9 million, generating pre-tax operating income of $50.3 million and a combined ratio of 52.3 percent.  This compares to gross written premiums of $126.4 million, pre-tax operating income of $23.6 million and a combined ratio of 77.9 percent in 2008.  The underwriting results for 2009 and 2008 include favorable prior year loss development of $9.1 million and $2.7 million, respectively.  Results for the year in the Reinsurance Segment benefit from the lack of major storm activity during 2009.

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For the quarter ended Dec. 31, 2009, gross written premiums for Reinsurance were $19.9 million, generating pre-tax operating income of $16.3 million and a combined ratio of 44.0 percent.  This compares to gross written premiums of $1.9 million, pre-tax operating income of $9.6 million and a combined ratio of 60.5 percent for the quarter ended Dec. 31, 2008.  The underwriting results for the fourth quarter of 2009 include favorable prior year loss development of $2.4 million versus $2.7 million for the fourth quarter of 2008.

International Specialty – The International Specialty segment includes business originated by Argo International (formerly Heritage Underwriting Agency plc), Argo Group’s Lloyd’s of London operation, which was acquired in June 2008.  Since International Specialty’s 2008 financial results include data only from the date of the acquisition, one-year comparisons to 2009 are not meaningful and, therefore, not provided.

For 2009, gross written premiums for International Specialty were $706.0 million, generating pre-tax operating income of $24.1 million and a combined ratio of 95.8 percent.  The underwriting results for 2009 include unfavorable prior year loss development of $23.5 million, which was offset by favorable prior year premium development of $24.1 million.  Results for the year in the International Specialty Segment benefit from a lack of major storm activity in 2009, offset by the continuing underperformance of the property binder book.

For the three-month period ended Dec. 31, 2009, gross written premiums were $143.4 million, generating pre-tax operating income of $16.0 million and a combined ratio of 90.3 percent.  This compares to gross written premiums of $103.5 million, a pre-tax operating loss of $18.2 million and a combined ratio of 134.2 percent for the quarter ended Dec. 31, 2008.  The underwriting results for the fourth quarter of 2009 included favorable prior year loss development of $0.9 million, plus $1.3 million of favorable prior year premium development, versus unfavorable prior year loss development of $3.5 million in the fourth quarter of 2008.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.

For 2009, the Run-off segment produced operating income of $6.4 million versus $9.0 million for 2008.  Run-off results for the year ended Dec. 31, 2009, include favorable prior year loss development of $1.6 million compared to $14.2 million in 2008.

For the quarter ended Dec. 31, 2009, the Run-off segment produced operating income of $2.3 million versus $8.3 million for the fourth quarter of 2008.  Run-off results for the 2009 fourth quarter include favorable prior year loss development of $1.4 million compared to $8.8 million for the same three-month period in 2008.

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CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 10 a.m. EST (11 p.m. AST) tomorrow, Friday, Feb. 19, 2010.  A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations Web site at www.argolimited.com and clicking on “Investors.”  Participants inside the U.S. and Canada can access the call by dialing (888) 680-0860 (pass code 17712835).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4852 (pass code: 17712835).

Argo Group is offering call participants a pre-registration option that expedites access to the call and minimizes hold times.  Those who would like to take advantage of pre-registration can do so by accessing the following website: www.theconferencingservice.com/prereg/key.process?key=PDFHGCQ3G.

Shortly after the conclusion of the conference call, a webcast replay will be made available through March 31, 2010, by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts.  In addition, a telephone replay of the call will be available through Feb. 26, 2010, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 49372895).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 49372895).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(financial tables follow)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets
Total investments	$4,334.3	$3,995.4
Cash and cash equivalents	18.1	5.2
Accrued investment income	30.8	34.2
Receivables	1,760.1	1,533.2
Goodwill and intangible assets	248.7	257.6
Deferred acquisition costs	185.7	178.2
Ceded unearned premiums	197.7	208.8
Other assets	121.4	168.9
Total assets	$6,896.8	$6,381.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,203.2	$2,996.6
Unearned premiums	803.6	807.6
Ceded reinsurance payable	707.9	603.4
Debt	69.2	117.3
Junior subordinated debentures	311.4	311.4
Other liabilities	186.6	192.3
Total liabilities	5,281.9	5,028.6

Total shareholders' equity	1,614.9	1,352.9
Total liabilities and shareholders' equity	$6,896.8	$6,381.5

Book value per common share	$52.36	$44.18

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Gross Written Premiums	$415.0	$379.6	$1,988.9	$1,601.5
Net Written Premiums	284.2	268.0	1,421.4	1,151.0

Earned Premiums	352.1	323.7	1,414.9	1,127.1
Net Investment Income	32.4	36.8	145.5	150.2
Realized investment gains (losses), net	3.6	(16.8)	(16.7)	(35.1)
Fee Income, net	2.9	2.7	1.1	7.2
Total Revenue	391.0	346.4	1,544.8	1,249.4

Losses and Loss Adjustment Expenses	208.5	200.2	853.1	724.9
Underwriting, Acquisition and Insurance Expenses	133.6	119.3	517.9	407.1
Interest Expense and Other	5.9	7.8	25.7	30.5
Foreign Currency Exchange (Gain) Loss	(8.1)	(2.8)	(0.2)	0.5
Impairment of Intangible Asset	-	-	5.9	-
Total Expenses	339.9	324.5	1,402.4	1,163.0

Income Before Taxes	51.1	21.9	142.4	86.4
Income Tax Provision	10.1	10.1	24.9	23.5
Net Income	$41.0	$11.8	$117.5	$62.9

Net Income per Common Share (Basic)	$1.33	$0.39	$3.82	$2.05

Net Income per Common Share (Diluted)	$1.33	$0.38	$3.81	$2.05

Weighted Average Common Shares:
Basic	30.8	30.6	30.7	30.6
Diluted	31.0	30.7	30.8	30.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$155.7	$167.4	$642.3	$684.3
Net Written Premiums	124.3	137.9	529.8	550.3
Earned Premiums	133.1	139.4	537.0	531.9

Underwriting Income (Loss)	$(12.4)	$15.8	$1.9	$35.9
Net Investment Income	13.5	15.9	62.8	62.4
Operating Income Before Taxes	$1.1	$31.7	$64.7	$98.3

Loss Ratio	76.3	55.5	66.1	60.2
Expense Ratio	33.0	33.2	33.5	33.1
GAAP Combined Ratio	109.3%	88.7%	99.6%	93.3%

Commercial Specialty
Gross Written Premiums	$95.8	$105.5	$475.7	$510.9
Net Written Premiums	71.0	77.4	358.8	379.8
Earned Premiums	89.6	96.6	364.0	357.6

Underwriting Income	$4.3	$10.2	$16.1	$12.7
Net Investment Income	6.9	7.7	29.3	29.7
Other Income (Expense)	0.1	(0.2)	0.4	0.6
Operating Income Before Taxes	$11.3	$17.7	$45.8	$43.0

Loss Ratio	63.5	60.0	65.9	68.0
Expense Ratio	31.7	29.4	29.7	28.5
GAAP Combined Ratio	95.2%	89.4%	95.6%	96.5%

Reinsurance
Gross Written Premiums	$19.9	$1.9	$162.9	$126.4
Net Written Premiums	7.9	0.7	98.9	82.6
Earned Premiums	24.3	19.0	87.7	69.9

Underwriting Income	$13.6	$7.5	$41.8	$15.4
Net Investment Income	2.7	2.1	8.5	8.2
Operating Income Before Taxes	$16.3	$9.6	$50.3	$23.6

Loss Ratio	4.9	32.1	17.5	47.1
Expense Ratio	39.1	28.4	34.8	30.8
GAAP Combined Ratio	44.0%	60.5%	52.3%	77.9%

International Specialty
Gross Written Premiums	$143.4	$103.5	$706.0	$282.9
Net Written Premiums	80.8	51.1	432.0	155.2
Earned Premiums	103.3	71.7	424.1	183.4

Underwriting Income (Loss)	$10.0	$(24.5)	$17.8	$(22.4)
Net Investment Income	3.2	3.4	11.5	10.6
Other Income (Expense)	2.8	2.9	(5.2)	6.6
Operating Income (Loss) Before Taxes	$16.0	$(18.2)	$24.1	$(5.2)

Loss Ratio	48.7	94.3	57.6	77.9
Expense Ratio	41.6	39.9	38.2	34.4
GAAP Combined Ratio	90.3%	134.2%	95.8%	112.3%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Net Income Before Taxes:
From Operations	$39.4	$35.9	$164.8	$122.0
Foreign Currency Exchange Gain (Loss)	8.1	2.8	0.2	(0.5)
Impairment of Intangible Asset	-	-	(5.9)	-
Realized Investment Gains (Losses), net	3.6	(16.8)	(16.7)	(35.1)
Income Before Taxes	51.1	21.9	142.4	86.4
Income Tax Provision	10.1	10.1	24.9	23.5
Net Income	$41.0	$11.8	$117.5	$62.9

Net Income per Common Share (Diluted)	$1.33	$0.38	$3.81	$2.05

Net Income per Common Share on
Net Income (a)	1.32	0.57	3.71	2.25
Foreign Currency Exchange (Gain) Loss (a)	(0.21)	(0.07)	(0.01)	0.01
Impairment of Intangible Asset (a)	-	-	0.15	-
Realized Investment Gains (Losses), net (a)	(0.09)	0.44	0.43	0.91

Operating Income per Common Share (Diluted)	$1.02	$0.94	$4.28	3.17

(a) Per diluted share at assumed tax rate

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